UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): October 26, 2018
Horizon Global Corporation (Exact Name of Registrant as Specified in its Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2018, Horizon Global Corporation (the “Company”) announced that the Board of Directors of the Company has appointed Carl S. Bizon, currently interim President and Chief Executive Officer of the Company, as President and Chief Executive Officer, effective immediately. Mr. Bizon was also appointed as a new Class I director of the Company, to serve until the expiration of his term on the date of the Company’s 2019 annual meeting of stockholders, and until a successor is duly elected and qualified.

Mr. Bizon joined Horizon Global in January 2018 as President of Horizon Americas before being promoted to interim President and Chief Executive Officer of the Company on May 8, 2018. Prior to Horizon Global’s spin-off from its former parent company, TriMas Corporation (“TriMas”), Mr. Bizon led its international businesses from 2008 to 2015, including both Europe-Africa and Asia-Pacific. Before re-joining the Company, Mr. Bizon served as Chief Executive Officer at Jayco Corporation, Australia’s largest manufacturer of camper trailers, caravans and motorhomes. Prior to TriMas, Mr. Bizon developed a strong knowledge and skill set in the areas of sales, manufacturing, customer management, product development, IT and large-scale project management at companies such as GWA International, Stramit Industries and Tubemakers. Mr. Bizon brings extensive experience in the manufacturing sector and expertise in operations.

Mr. Bizon’s compensation did not change in connection with his appointment as a director and the permanent President and Chief Executive Officer.  To the extent required, the Company will file an amendment to this Current Report on Form 8-K disclosing any material change to Mr. Bizon’s compensation in connection with his appointments.

On October 29, 2018, Horizon Global Corporation (the “Company”) announced that David G. Rice will be stepping down from his role as Chief Financial Officer of the Company, effective November 9, 2018.  The departure of Mr. Rice is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company will provide Mr. Rice with severance benefits consistent with a termination without cause under the Company’s Executive Severance/Change of Control Policy, as disclosed in the Company’s definitive proxy statement, filed on April 3, 2018, and may enter into a separation agreement with Mr. Rice. The Company expects Mr. Rice to provide consulting services to assist with the Company’s transition to a new Chief Financial Officer through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

On October 29, 2018, the Company also announced that the Board of Directors of the Company has appointed Brian Whittman as interim Chief Financial Officer of the Company, effective as of November 9, 2018 or such earlier date that Mr. Rice ceases to serve as Chief Financial Officer of the Company.

Mr. Whittman, age 47, has served as a Managing Director with Alvarez & Marsal North America, LLC, part of a global professional services firm (“Alvarez & Marsal”), since December 2008. Pursuant to an existing professional services agreement between the Company and Alvarez & Marsal, Mr. Whittman will continue to receive his salary and benefits from Alvarez & Marsal. In connection with the appointment of Mr. Whittman as interim Chief Financial Officer of the Company, the Company expects to pay Alvarez & Marsal an additional $185,000 per month under the professional services agreement.

Except as described above, there are no arrangements or understandings between Mr. Whittman and any other persons pursuant to which Mr. Whittman was named interim Chief Financial Officer of the Company. Mr. Whittman does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Whittman does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	October 29, 2018	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary